SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2012

Vantage Health
(Exact name of registrant as specified in its charter)

Nevada	333-168930	93-0659770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 West Olympic Boulevard, Suite 640 Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 477-5811

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

The information provided in Item 5.02 concerning the termination of a material definitive agreement is incorporated by reference in this Item 1.02.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 23, 2011, our company, John Harris, Peninsula Holdings Ltd., Lisa Ramakrishnan, Moxisign (PTY) Ltd., and Vantage Health Tanzania Ltd. entered into a Settlement and Resignation Agreement (the “Settlement Agreement”) pursuant to which, in part, Mr. Harris agreed to resign as CEO and director of the our company, effective April 25, 2012. Further under the Settlement Agreement the parties agreed as follows:

  To terminate the two year Employment Services Agreement entered into on February 11, 2012, between our company and Peninsula Holdings Ltd., a company controlled by Mr. Harris;
  To compensate Mr. Harris $32,000, payable half now with the remaining portion paid in monthly installments;
  To acknowledge that Mr. Harris has no claim to any shares or other equity in our company;
  To sign over loan accounts and warrant that all documentation has been properly returned to our company;
  That our company would hold an investigation into alleged improper transactions in our Tanzanian operations;
  That should Mr. Harris ever resume work for our company as an advisor, he will be paid 200,000 shares in our company;
  To attend five mediation sessions with a facilitator to process the events of the parties relationship and aim towards ending the relationship in an amicable fashion; and
  To provide for a mutual release of all claims.

The foregoing description is intended only as a summary of the material terms of the Settlement Agreement and is qualified in its entirety by reference to the full Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference herein.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Settlement Agreement, dated April 14, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Health

/s/ Lisa Ramakrishnan

Lisa Ramakrishnan
President

Date: May 2, 2012

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